Exhibit 21


               ALBERTO-CULVER COMPANY AND SUBSIDIARIES

                 Subsidiaries of the Registrant


                                                              State or
                                                               Other
                                                           Jurisdiction
                                                                of
         Subsidiary                                        Incorporation

Alberto-Culver (Australia) Pty. Ltd.                       Australia
Alberto-Culver Canada, Inc.                                Canada
Alberto-Culver Company (U.K.), Limited                     United Kingdom
Alberto-Culver International, Inc.                         Delaware
Alberto-Culver de Mexico, S.A. de C.V.                     Mexico
Alberto-Culver (P.R.), Inc.                                Delaware
Alberto-Culver USA, Inc.                                   Delaware
BDM Grange, Ltd.                                           New Zealand
Cederroth Holding B.V.                                     Holland
Cederroth International AB                                 Sweden
CIFCO, Inc.                                                Delaware
Indola Cosmetics, B.V.                                     The Netherlands
Indola SpA                                                 Italy
Sally Beauty Company, Inc.                                 Delaware
St. Ives Laboratories, Inc.                                Delaware


Subsidiaries of the company omitted from the above table, considered in the aggregate, would not be considered significant.